Exhibit 10.37

THIRD AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 14th day of December 2012 (the “Effective Date”) by and between HAROLD F. ZAGUNIS (the “Executive”) and REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of March 31, 2009 (as subsequently amended as of February 24, 2011 and May 17, 2012, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy which is hereby acknowledged, the Executive and the Company hereby agree that the Employment Agreement is hereby amended as follows effective upon the Effective Date:

(1) Section 7(c) of the Employment Agreement shall be amended and restated to read in its entirety as follows:

“Release Agreement.  As a condition of receiving any of the payments and benefits set forth in this Section 7, the Executive shall be required to execute a mutual release agreement in the form attached hereto as Exhibit C or Exhibit D, as appropriate, and such release agreement must have become effective in accordance with its terms within 75 days following the termination date. The Company, in its sole discretion, may modify the term of the required release agreement to comply with applicable state law and may incorporate the required release agreement into a termination agreement or other agreement with the Executive.”

Except as hereby specifically amended or modified, the terms of the Employment Agreement, as amended by this Agreement, shall remain in full force and effect. This Agreement may be executed by the parties hereto in two counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. This Agreement shall be governed in all respects by the laws of the State of California (without regard to conflict of law principles).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC.

By:	/s/ Martin S. Hughes
Name: Martin S. Hughes
Title: Chief Executive Officer

HAROLD F. ZAGUNIS

/s/ Harold F. Zagunis